UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 9, 2005

NEWPORT INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30587	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73061 El Paseo Road, Suite 202, Palm Desert, California 92260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 779-0251

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sale of Equity Securities.

On December 9, 2005, the Company entered into a Settlement Agreement with Robinson Reed, Inc. and First Capital Holdings, Inc. resolving certain disputes that arisen between the parties relevant to agreements previously entered into between August and November 2004. This claim and the Company’s contentions have been previously described in Newport’s periodic reports filed under the Securities Exchange Act of 1934. The Settlement Agreement included mutual releases between the parties. Under the settlement terms, Newport agreed to issue 500,000 shares each to Robinson Reed and First Capital and also agreed that outstanding warrants for Newport common stock issued to those parties would be modified to reduce the warrant exercise price to $0.45 per share. The series of put options included in those agreements and procedures for administering the put options were also modified. In addition, the Company also agreed to pay to each of them the sum of $12,500. Registration rights regarding the shares were afforded under the Settlement Agreement, and the Company is required to file a registration statement by February 8, 2006 covering incremental shares not previously included in its prior registration statement. Finally, Robinson Reed and First Capital were afforded a right of first refusal on any financing arrangements offered to Newport for a six-month period.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1     Settlement Agreement between the Company and Robinson Reed, Inc. and First Capital International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT INTERNATIONAL GROUP, INC.

By:	/s/ Cery Perle

Cery Perle, President and

Chief Executive Officer

DATED: December 14, 2005